AMENDMENT TO
AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 1st day of July, 2025, by and among New York Life Investments Funds, a Massachusetts business trust, and New York Life Investments VP Funds Trust and New York Life Investments Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”), and NYLIM Service Company LLC (“NSC”), a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302.

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to

a. update the Transfer Agency Fee Schedule to reflect the cost-of-living adjustment to the transfer agency fees effective July 1, 2025, as NSC notified the New York Life Investments Group of Funds’ Board of Trustees at meetings held on June 4-5, 2025.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

NEW YORK LIFE INVESTMENTS FUNDS

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NEW YORK LIFE INVESTMENTS FUNDS TRUST

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Jack R. Benintende
Name: Jack R. Benintende
Title: President

SCHEDULE A

Effective Date: July 1, 2025
(unless otherwise indicated)

New York Life Investments Funds
NYLI Candriam Emerging Markets Debt Fund
NYLI Income Builder Fund
NYLI MacKay Convertible Fund
NYLI MacKay High Yield Corporate Bond Fund
NYLI MacKay Strategic Bond Fund
NYLI MacKay Tax Free Bond Fund
NYLI MacKay U.S. Infrastructure Bond Fund
NYLI Money Market Fund
NYLI Winslow Large Cap Growth Fund
NYLI WMC Enduring Capital Fund
NYLI WMC Value Fund

New York Life Investments VP Funds Trust
all currently available VP Portfolios

New York Life Investments Funds Trust
NYLI Balanced Fund
NYLI Candriam Emerging Markets Equity Fund
NYLI CBRE Global Infrastructure Fund
NYLI CBRE Real Estate Fund
NYLI Conservative Allocation Fund
NYLI Conservative ETF Allocation Fund
NYLI Cushing MLP Premier Fund
NYLI Epoch Capital Growth Fund
NYLI Epoch Global Equity Yield Fund
NYLI Epoch International Choice Fund
NYLI Epoch U.S. Equity Yield Fund
NYLI Equity Allocation Fund
NYLI Equity ETF Allocation Fund
NYLI Fiera SMID Growth Fund
NYLI Floating Rate Fund
NYLI Growth Allocation Fund
NYLI Growth ETF Allocation Fund
NYLI MacKay Arizona Muni Fund
NYLI MacKay California Muni Fund
NYLI MacKay Colorado Muni Fund
NYLI MacKay High Yield Muni Bond Fund
NYLI MacKay New York Muni Fund
NYLI MacKay Oregon Muni Fund
NYLI MacKay Short Duration High Income Fund
NYLI MacKay Short Term Muni Fund
NYLI MacKay Strategic Muni Allocation Fund
NYLI MacKay Total Return Bond Fund
NYLI MacKay Utah Muni Fund
NYLI Moderate Allocation Fund
NYLI Moderate ETF Allocation Fund
NYLI PineStone Global Equity Fund
NYLI PineStone International Equity Fund
NYLI PineStone U.S. Equity Fund
NYLI S&P 500 Index Fund
NYLI Short Term Bond Fund
NYLI U.S. Government Liquidity Fund
NYLI WMC Growth Fund
NYLI WMC International Research Equity Fund
NYLI WMC Small Companies Fund

TRANSFER AGENCY FEE SCHEDULE

As Amended effective July 1, 2025
(unless otherwise indicated)

1) Maintenance and Transaction Charges – Billable Monthly*

* For each share class other than Class P, Class R6 and SIMPLE Class shares, the Funds listed below will be billed at the greater of A or B.

A) Per Account Annual Fee:

The following Funds will be billed at a rate of 1/12 of the annual fee for each Fund account serviced during the month. “Accounts serviced” is defined as all open accounts at month end and accounts that close during the month, including underlying Shareholder accounts which may be held in omnibus positions and serviced by other administrators.

NEW YORK LIFE INVESTMENTS FUNDS

EQUITY FUNDS	ACCOUNT RATES
NYLI Winslow Large Cap Growth Fund	$26.64
NYLI WMC Enduring Capital Fund	$26.64
NYLI WMC Value Fund	$26.64
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
NYLI Candriam Emerging Markets Debt Fund	$32.00
NYLI Income Builder Fund	$32.00
NYLI MacKay Convertible Fund	$32.00
NYLI MacKay High Yield Corporate Bond Fund	$32.00
NYLI MacKay Strategic Bond Fund	$32.00
NYLI MacKay Tax Free Bond Fund	$32.00
NYLI MacKay U.S. Infrastructure Bond Fund	$32.00
MONEY MARKET FUND	ACCOUNT RATES
NYLI Money Market Fund	$31.13

NEW YORK LIFE INVESTMENTS FUNDS TRUST

EQUITY FUNDS	ACCOUNT RATES
NYLI Candriam Emerging Markets Equity Fund	$26.64
NYLI CBRE Global Infrastructure Fund	$26.64
NYLI CBRE Real Estate Fund	$26.64
NYLI Conservative Allocation Fund	$26.64
NYLI Cushing MLP Premier Fund	$26.64
NYLI Epoch Capital Growth Fund	$26.64
NYLI Epoch Global Equity Yield Fund	$26.64
NYLI Epoch International Choice Fund	$26.64
NYLI Epoch U.S. Equity Yield Fund	$26.64
NYLI Equity Allocation Fund	$26.64
NYLI Fiera SMID Growth Fund	$26.64
NYLI Growth Allocation Fund	$26.64
NYLI S&P 500 Index Fund	$26.64

EQUITY FUNDS	ACCOUNT RATES
NYLI Moderate Allocation Fund	$26.64
NYLI PineStone Global Equity Fund	$26.64
NYLI PineStone International Equity Fund	$26.64
NYLI PineStone U.S. Equity Fund	$26.64
NYLI WMC Growth Fund	$26.64
NYLI WMC International Research Equity Fund	$26.64
NYLI WMC Small Companies Fund	$26.64
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
NYLI Balanced Fund	$32.00
NYLI Floating Rate Fund	$32.00
NYLI MacKay Arizona Muni Fund	$32.00
NYLI MacKay California Muni Fund	$32.00
NYLI MacKay Colorado Muni Fund	$32.00
NYLI MacKay High Yield Muni Bond Fund	$32.00
NYLI MacKay New York Muni Fund	$32.00
NYLI MacKay Oregon Muni Fund	$32.00
NYLI MacKay Short Duration High Income Fund	$32.00
NYLI MacKay Short Term Muni Fund	$32.00
NYLI MacKay Strategic Muni Allocation Fund	$32.00
NYLI MacKay Total Return Bond Fund	$32.00
NYLI MacKay Utah Muni Fund	$32.00
NYLI Short Term Bond Fund	$32.00

B) Fund Minimum (CUSIP/Class/Fund):

The Funds listed above will be billed at $458.84 per month per CUSIP (i.e., 1/12 of the annual Fund Minimum charge of $5,506.08) for each Fund serviced during the month that is not being charged at the per account rate. Those Funds that do not have a minimum account volume are charged at the Fund Minimum level until such account volumes are achieved. Seed accounts are excluded from Fund Minimums.

The fees and charges set forth above shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

C) Expense Allocation Methodology

All Funds (except New York Life Investments ETF Asset Allocation Funds1)

For purposes of allocating the transfer agency expenses for each Fund under this Agreement: (i) Class A, Class A2, Class I, Class R1, Class R2, Class R3 and Class Z shares will be grouped together as one group; (ii) Investor Class, Class C and Class C2 shares will be grouped together as a separate group; and (iii) SIMPLE Class, Class P and Class R6 shares will not be grouped together with any other share class.

1 The New York Life Investments ETF Asset Allocation Funds consist of NYLI Conservative ETF Allocation Fund, NYLI Equity ETF Allocation Fund, NYLI Growth ETF Allocation Fund, and NYLI Moderate ETF Allocation Fund.

For each Fund, the transfer agency expenses will be calculated and allocated between the share classes in each group in the following manner:

multiplying the total number of accounts in each group of share classes by the per account fee to determine the total transfer agency fees allocable to each group, and allocating the total fees per group among the share classes in the group based on the relative assets of the share classes.

Class P and Class R6 Shares

For Class P and Class R6 shares, a Fund will be charged a transfer agency fee of 0.004% of the average daily net assets attributable to Class P and Class R6 shares of the Fund.

New York Life Investments ETF Asset Allocation Funds

Each share class of the New York Life Investments ETF Asset Allocation Funds will be charged a transfer agency fee as follows:

NEW YORK LIFE INVESTMENTS ETF ASSET ALLOCATION FUNDS	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	$26.64

SIMPLE Class Shares

SIMPLE Class shares of a Fund will be charged a transfer agency fee as follows:

SIMPLE CLASS SHARES	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	Each Fund’s respective Account Rate as set forth in Section 1). A above

2) Other Items

A) New Funds

New Funds that contain “seed money” only will not be charged the Fund Minimum.

Fund Billing Restrictions/Caps

In order to facilitate the introduction of New Fund and Products and keep transfer agency expenses at a minimum, certain billing restrictions and/or Caps apply to New Funds (except the New York Life Investments ETF Asset Allocation Funds). New Funds (Class A, A2, C, C2, I, R1, R2, and R3) are charged a maximum transfer agency expense of 25 basis points for one year. After one year, the Fund expenses are reviewed and, at

Management discretion, will either continue to be charged the 25 basis points maximum or commencement of the per account rate or Fund Minimum charge will begin.

IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

NEW YORK LIFE INVESTMENTS FUNDS

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NEW YORK LIFE INVESTMENTS FUNDS TRUST

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Jack R. Benintende
Name: Jack R. Benintende
Title: President